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                                                       EXHIBIT 24


                         POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer, or both, of MFRI, Inc., a Delaware corporation (the "Company"), does hereby constitute and appoint David Unger, Henry M. Mautner, Bradley E. Mautner, Fati Elgendy and Michael D. Bennett with full power of substitution and resubstitution to each of said attorneys, to execute, file or deliver any and all instruments and to do any and all acts and things which said attorneys and agents, or any of them, deem advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any requirements or regulations of the Securities and Exchange Commission in respect thereto, in connection with the registration under said Securities Act of the sale of shares of common stock of the Company by certain stockholders of the Company, which shares are to be issued by the Company in connection with options issued pursuant to the Stock Purchase Agreement dated December 3, 1997 between Roy E. Greenlees, Lorie Greenlees and Janet Marshall and the Company, including specifically, but without limitation of the general authority hereby granted, the power and authority to sign his or her name as director or officer, or both, of the Company, as indicated below opposite his or her signature, to the registration statements and any amendment, post-effective amendment, supplement or papers supplemental thereto, to be filed with respect to said shares of common stock, and each of the undersigned does hereby fully ratify and confirm all that said attorneys and agents, or any one of them, or the substitute of any of them, shall do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, each of the undersigned has subscribed these presents, this 22nd day of January, 1998.

     SIGNATURE                          TITLE

     /S/ DAVID UNGER               Director, Chairman of the Board of
     David Unger                   Directors and President (Principal
                                   Executive Officer)

     /S/ HENRY M. MAUTNER          Director  and Vice Chairman of the
                                   Board of
     Henry M. Mautner              Directors

     /S/ GENE K. OGILVIE           Director and Vice President
     Gene K. Ogilvie

     /S/ MICHAEL D. BENNETT        Vice  President,   Secretary   and
                                   Treasurer
     Michael D. Bennett            (Principal      Financial      and
                                   Accounting Officer)

     /S/ ARNOLD F. BROOKSTONE      Director
     Arnold F. Brookstone

     /S/ FATI ELGENDY              Director and Vice President
     Fati Elgendy

     /S/ DON GRUENBERG             Director and Vice President
     Don Gruenberg

     /S/ BRADLEY E. MAUTNER        Director and Vice President
     Bradley E. Mautner

     /S/ EUGENE MILLER             Director
     Eugene Miller

     /S/ STEPHEN B. SCHWARTZ       Director
     Stephen B. Schwartz